UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2025

ARAX HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	333-185928	99-0376721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

820 E Park Ave, Bld. F Ste. 100 Tallahassee, Florida	32301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

850 254 1161

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On February 5th, ARAX Holdings Corp. (the "Company") became aware of an administrative error related to the filing extension granted by the Securities and Exchange Commission ("SEC"). Specifically, the SEC erroneously applied the extension deadline to July 31, 2024, instead of the intended October 31,2024. This misapplication led to an inaccurate delinquency status by the OTC Markets, despite the Company’s ongoing efforts to complete its year-end audit and file its Form 10-K in a timely manner.

The Company has proactively engaged with the relevant regulatory bodies to correct this discrepancy and is working diligently to finalize its financial statements. The Company maintains its commitment to transparency and regulatory compliance, ensuring that shareholders are well informed throughout this process.

Item 8.01 Other Events

While the Company continues to work toward completing its financial filings, ARAX Holdings remains focused on expanding its business and technological initiatives. Key areas of ongoing development include:

The expansion of blockchain-based enterprise solutions and data monetization strategies.

The continued rollout of software solutions integrating Core Blockchain technology.

Further developments within the Lunaº Mesh decentralized infrastructure network to enhance connectivity and service delivery.

The Company expects to provide additional updates on its business growth and technological advancements in the near future and encourages shareholders to remain engaged as further news is released.

to send any inquiries to investors@arax.cc

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Arax Holdings Corp.

Dated: February 12, 2025	By:	/s/ Christopher D. Strachan
Christopher D. Strachan
Chief Financial Officer